Exhibit 10.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE REGISTERED HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Warrant No.: 2016-_____ Date of Issuance: March __, 2016	Number of Shares: As set forth below

(subject to adjustment)

ROOT9B TECHNOLOGIES, INC.
A Delaware Corporation

Warrant

root9B Technologies, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that _____________ (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date (as hereinafter defined) and on or before the Expiration Date (as hereinafter defined), in whole or in part, the Applicable Number of Warrant Shares (as defined below) (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share exercise price equal to the Applicable Exercise Price Per Share (as defined below).  The shares purchasable upon exercise of this Warrant are sometimes hereinafter referred to as the “Warrant Stock”.  “Exercise Date” means any date subsequent to the issuance date hereof and prior to the Expiration Date on which the Registered Holder elects by written notice to the Company to exercise this Warrant. “Applicable Exercise Price Per Share” means as of any measurement time on or prior to the Expiration Date, an amount equal to the quotient of X divided by Y, where X equals a dollar amount equal to (A) $_____ [INSERT THE PRODUCT OF THE NUMBER OF SHARES THIS WARRANT IS INITIALLY EXERCISABLE FOR MULTIPLIED BY $1.10] minus (B) the aggregate amount of the Applicable Exercise Price Per Share paid to exercise shares hereunder at all times prior to such measurement time, and Y equals the Applicable Number of Warrant Shares that this Warrant is exercisable for as of such measurement time. “Applicable Number of Warrant Shares” means as of the date hereof ______ shares.  After the date hereof, the Applicable Number of Warrant Shares shall be reduced by the number of shares of Warrant Stock issued upon exercise of all or any part of this Warrant. In the event that the Company issues any shares of Additional Stock (as defined below) after the date hereof and prior to the two year anniversary of the date hereof, the Applicable Number of Warrant Shares shall be increased by the number of shares necessary to insure that the Ownership Percentage (as defined below) of the Registered Holder as of immediately following the issuance of any such shares of Additional Stock, shall remain equal to the Ownership Percentage of the Registered Holder as of immediately prior to the issuance of any such shares of Additional Stock.  The “Ownership Percentage” of the Registered Holder means as of the date hereof ___% [INSERT THE QUOTIENT DERIVED BY DIVIDING THE APPLICABLE NUMBER OF WARRANT SHARES AS OF THE DATE HEREOF BY THE FULLY DILUTED SHARES OUTSTANDING AS OF THE DATE HEREOF] and as of any other measurement time, the quotient derived by dividing (x) the Applicable Number of Warrant Shares as of such measurement time by (y) the number of Fully Diluted Shares Outstanding as of such time.

  “Fully Diluted Shares Outstanding” means as of any measurement time the sum of (A) the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all Convertible Securities and Options then outstanding including under this Warrant and all other Warrants issued pursuant to the Purchase Agreement (as defined below)) and (B) all shares of Common Stock, Convertible Securities, restricted stock units, Options or common stock equivalents then reserved for issuance to employees, consultants, officers or directors of the Company pursuant to any stock incentive plan existing as of the date hereof. “Convertible Securities” means any stock or other security (other than Options) that is, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Additional Stock” means shares of Common Stock, Options or Convertible Securities other than: (i) up to 16,913,269 shares of Common Stock, Convertible Securities, restricted stock units, Options or common stock equivalents (subject to adjustment in the case of any stock dividend, stock split, recapitalization or similar event) issuable to employees, consultants, officers or directors of the Company pursuant to any stock incentive plan existing as of the date hereof, and the issuance of Common Stock in respect of such Convertible Securities, restricted stock units, Options or common stock equivalents (provided that any Options for such shares of Common Stock that expire or terminate unexercised or any shares of restricted Common Stock or restricted stock units repurchased by the Company shall not be counted toward such maximum number); (ii) securities (including shares of Common Stock and common stock equivalents) issued upon the conversion or exercise of Convertible Securities (other than securities that are covered by clause (i) above); (iii) shares of Common Stock issuable upon exercise of this Warrant or the other Warrants issued pursuant to the Purchase Agreement; (iv) any stock issued by reason of a dividend, distribution, stock split, split-up or other distribution on shares of the Common Stock or Preferred Stock, or in connection with any other event for which an adjustment to the number of outstanding shares of Common Stock or Preferred Stock is made or (v) any shares of Common Stock or Convertible Securities issued to one or more strategic investors at any time during the period between the date hereof and the one year anniversary of the date hereof as part of a financing transaction resulting in the Company’s receipt of aggregate gross proceeds of between $10,000,000 and $25,000,000 with a per share issuance price of such shares of Common Stock or Convertible Securities of at least the then Applicable Exercise Price Per Share.

(a) Manner of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part with the purchase/exercise form appended hereto as Exhibit A (the “Notice of Exercise”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Applicable Exercise Price Per Share payable in respect of the Applicable Number of Warrant Shares to be purchased upon such exercise.  The Applicable Exercise Price Per Share may be paid by cash, check, or wire transfer in immediately available funds.

(b) Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) Delivery to Holder.  As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within ten (10) calendar days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, certificates for Warrant Stock purchased hereunder which shall be transmitted by the Company’s transfer agent to the Registered Holder by (i) crediting the account of the Registered Holder’s broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the Warrant Stock by the Registered Holder or (B) the Warrant Stock is eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144 of the Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule (“Rule 144”), or (ii) if the conditions specified in (i)(A) or (i)(B) are not satisfied, by physical delivery to the address specified by the Registered Holder in the Notice of Exercise.

(d) Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of the Registered Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing the Warrant Stock, deliver to the Registered Holder a new Warrant evidencing the rights of Registered Holder to purchase the unpurchased Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. The Registered Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder.

(e) Limitations on Exercise. This Warrant shall not be exercisable by the Registered Holder to the extent (but only to the extent) that, following exercise, the Registered Holder or any of its Affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Outstanding Shares of Common Stock.  No prior limitation on the number of shares of Common Stock subject to this Warrant or the inability to exercise this Warrant pursuant to this Section 1(e) shall have any effect on the applicability of the provisions of this Section 1(e) with respect to any subsequent determinations of the number of shares subject to a Warrant or the exercisability hereof. For the purpose of this Section 1(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act.  For clarification, the foregoing calculation of beneficial ownership shall take into account all securities which give rise to beneficial ownership by the Registered Holder or its Affiliates of such Common Stock under such rules and regulations and not solely this Warrant. The provisions of this Section 1(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) in order to correct this Section 1(e) or any portion hereof which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 1(e) shall apply to a successor holder of this Warrant.  “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to the Registered Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager of such Registered Holder will be deemed to be an Affiliate of such Registered Holder.  “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.   “Outstanding Shares of Common Stock” means, as of any particular measurement time, the sum of (i) the total number of outstanding shares of Common Stock of the Company as of such time, and (ii) the total number of shares of Common Stock which Registered Holder has the right to acquire beneficial ownership of within sixty days of such measurement time (to the extent not included in (i)), including but not limited to any right to acquire shares of Common Stock through the exercise of any option, warrant or right (including this Warrant) or through the conversion of another security.  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(f) Cashless Exercise.

(i) At any time after the date hereof, the Registered Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1(a), elect to exchange this Warrant pursuant to this Section 1(f) (a “Cashless Exercise”), in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a Notice of Exercise, duly executed by the Registered Holder, specifying the number of shares of Warrant Stock (without giving effect to any adjustment thereto) to be issued to the Registered Holder as a result of such exchange, and (ii) surrendering this Warrant to the Company, properly endorsed by the Registered Holder (or if the Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Registered Holder), and the Registered Holder shall thereupon be entitled to receive the number of shares of Warrant Stock equal to the product of (A) the number of shares of Warrant Stock issuable upon exercise of the Warrant (or, if only a portion of such Warrant is being exercised, issuable upon the exercise of such portion), determined as provided in Section 1(a), and (B) a fraction, the numerator of which is the Market Price per share of Common Stock at the time of such exercise minus the Applicable Exercise Price Per Share in effect at the time of such exercise, and the denominator of which is the Market Price per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Common Stock.  “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required by law or executive order to be closed.  “Market Price” of any security means the value determined in accordance with the following provisions: (i) if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question; (ii) if not so listed, and such security is quoted in the over the counter market as reported by the OTC Bulletin Board (“OTC BB”), a price equal to the average of the closing price on the OTC BB on each day during the twenty (20) consecutive trading days immediately preceding the date in question; and (iii) if not so listed as set forth in (i) or (ii) above and such security is quoted in the over-the-counter market as reported on the “pink sheets” on OTC Pink (or any similar organization or agency succeeding to its functions of reporting prices), a price equal to the average bid price on each day during the twenty (20) consecutive trading days immediately preceding the date in question.

(ii) The “exchange” of this Warrant pursuant to this Section 1(f) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

(iii) For all purposes of this Warrant (other than this Section 1(f)), any reference herein to the “exercise” of such Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock in accordance with the terms of this Section 1(f).

2. Adjustments.

(a) Stock Splits and Dividends. .  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Applicable Exercise Price Per Share in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Applicable Exercise Price Per Share in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Applicable Exercise Price Per Share, the Applicable Number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Applicable Exercise Price Per Share in effect immediately prior to such adjustment, by (ii) the Applicable Exercise Price Per Share in effect immediately after such adjustment.

(b) Reclassification, Etc.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof (a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Registered Holder shall be entitled to elect by written notice to the Company to receive (i) a new warrant in form and substance similar to, and in exchange for, its Warrant to purchase all or a portion of such securities or other property, or (ii) upon exercise of its Warrant at any time on or after the consummation of the Transaction, in lieu of the shares of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which the Registered Holder would have been entitled upon consummation of the Transaction if the Registered Holder had exercised its Warrant(s) immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 2). The Company will not affect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume, by written instrument delivered to such Registered Holder, the obligation to deliver to the Registered Holder such new warrant, securities or other property as in accordance with the foregoing provisions the Registered Holder may be entitled to receive. The foregoing provisions of this Section 2(a) shall similarly apply to successive Transactions.

(b)      Adjustment Certificate.  When any adjustment is required to be made in the Applicable Number of Warrant Shares or the Applicable Exercise Price Per Share hereunder, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Applicable Exercise Price Per Share after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security

1. .  Each Registered Holder acknowledges that this Warrant and the shares of Warrant Stock issuable hereunder have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Company shall, upon receipt of a transfer notice and appropriate documentation, register any transfer on the Company’s warrant register; provided, however, that the Company may require, as a condition to such transfer, an opinion reasonably satisfactory to the Company that said transfer does not require registration pursuant to one or more exemptions provided under the Act.

(c) Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.           No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Notwithstanding any other provision of this Agreement to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of any Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of any Warrant. The Company covenants and agrees that it shall not, without the prior written consent of the Registered Holder, enter into or agree to become subject to any term, condition, provision or agreement that would restrict in any material way the performance of the Company’s obligations under this Agreement. The Company represents to each Holder that the Company is not subject to or bound by any such term, condition, provision or agreement as of the date hereof. The Company further covenants and agrees that it shall not, without the prior written consent of the Registered Holder, which shall not be unreasonably withheld, conditioned or delayed, take any action or agree to take any action that would cause or result in or could reasonably be expected to cause or result in any Qualified Purchaser (as defined in that certain Amended and Restated Securities Purchase Agreement of even date herewith, pursuant to which this Warrant was issued (the “Purchase Agreement”)) beneficially owning more than the Maximum Percentage of the Outstanding Shares of Common Stock. As used herein the term “Outstanding Shares of Common Stock” shall mean as of any particular measurement time, the sum of (i) the total number of outstanding shares of Common Stock as of such time, and (ii) the total number of shares of Common Stock which the Registered Holder has the right to acquire beneficial ownership of within sixty days of such measurement time (to the extent not included in (i)), including but not limited to any right to acquire shares of Common Stock through the exercise or conversion of any securities of the Company or any subsidiary of the Company which would entitle the holder thereof to acquire at any time Common Stock (including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock).

5.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate five (5) years from the date of issuance of this Warrant (the “Expiration Date”).

6.           Notices of Certain Transactions.  In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any reclassification of the capital stock of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company ((a), (b) and (c) of this Section 6 being referred to herein as a “Liquidation Event”), then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reclassification, dissolution, liquidation or winding-up) are to be determined.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.  Failure to so notify a Registered Holder shall not invalidate any such action.

7.           Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, and free of preemptive rights, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

8.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, electronic mail or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, if sent by electronic mail with confirmed receipt, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company:                            root9B Technologies, Inc.
            4521 Sharon Road #300
            Charlotte, NC  28211-3627
                                          Attn:  Joseph J. Grano, Jr., Chief Executive Officer

If to the Registered Holder:            At the address provided by the Registered Holder.

11.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company, and this Warrant shall not impose on the Registered Holder any obligation to purchase any securities or impose any liability on such Registered Holder as a stockholder whether such obligation or liabilities are asserted by the Company or creditors of the Company.

12.           Representations of Registered Holder.  The Registered Holder hereby represents and acknowledges to the Company that:

(d) It understands that this Warrant and the Warrant Stock will be “restricted securities” as such term is used in the rules and regulations under the Act and that such securities have not been and will not be registered under the Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(e) the Registered Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(f) the Registered Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Registered Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(g) the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares issued upon exercise of this Warrant:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

13.           No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.           Securities Law Reporting Requirements. The Company covenants and agrees that it will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Securities and Exchange Commission (including Rule 144 promulgated under the Securities Act) from time to time in effect and applicable to the Company and relating to the availability of an exemption from the Securities Act for the sale of restricted securities.

15.           Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

16.           Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in courts of the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

ROOT9B TECHNOLOGIES, INC., a Delaware corporation

Date	Signed:
By:
Title:

Company Address:                              root9B Technologies, Inc.
                4521 Sharon Road #300
                Charlotte, NC  28211-3627
                                              Attn:  Joseph J. Grano, Jr., Chief Executive Officer

[SIGNATURE PAGE TO ROOT9B TECHNOLOGIES COMMON STOCK WARRANT]

EXHIBIT A

PURCHASE/EXERCISE FORM

To:           ROOT9B TECHNOLOGIES, INC. Dated:_________________

The undersigned holder, pursuant to the provisions set forth in the attached Warrant No. ___, hereby exercises the right to purchase _________________ shares of Common Stock covered by such Warrant.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The undersigned holder intends that payment of the Applicable Exercise Price Per Share shall be made as:

____________	a “Cash Exercise” with respect to _________________ shares of Warrant Stock; and

____________	a “Cashless Exercise” with respect to _________________ shares of Warrant Stock

2.           Payment of Applicable Exercise Price Per Share.  The Registered Holder shall pay the aggregate Applicable Exercise Price Per Share in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.

Signature:
Name (print):
Title (if applic.)
Company (if applic.):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant No. ___ with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness: